                                                                   EXHIBIT 99.14

Unaudited Pro Forma Combined Consolidated Financial Statements
(Dollars in Millions)

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2004 and the unaudited pro forma combined consolidated statements of income for the year ended December 31, 2003 and for the nine months ended September 30, 2004 are based on the historical financial statements of Cingular Wireless LLC (Cingular) and AT&T Wireless Services, Inc. (AT&T Wireless) after giving effect to the merger as a purchase of AT&T Wireless by Cingular using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined consolidated financial statements. The merger was completed on October 26, 2004.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2004 is presented to give effect to the merger as if it occurred on September 30, 2004 and combines the historical balance sheets of Cingular and AT&T Wireless at September 30, 2004. The unaudited pro forma combined consolidated statements of income of Cingular and AT&T Wireless for the year ended December 31, 2003 and for the nine months ended September 30, 2004 are presented as if the combination had taken place on January 1, 2003 and combines the historical results of Cingular and AT&T Wireless for the respective periods. As Cingular is considered the acquiror, the historical bases of Cingular's assets and liabilities were not affected by the AT&T Wireless transaction.

Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma combined consolidated financial statements, is allocated to the AT&T Wireless' identifiable tangible and intangible assets acquired, based on their fair values as of the acquisition date. Independent valuation specialists are currently conducting an independent valuation in order to assist management of Cingular in determining the fair values of a significant portion of these assets. The preliminary work performed by the independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma combined consolidated financial statements. The actual amounts ultimately recorded may differ materially from the information presented in these unaudited pro forma combined consolidated financial statements based on the final valuation, the impact of ongoing integration activities and AT&T Wireless' net tangible and intangible assets that existed as of the date of the acquisition. Management currently knows of no events or circumstances other than those disclosed in these notes that would require a material change to the preliminary purchase price allocation.

Management plans to exit certain activities of AT&T Wireless, including disposing of assets required to be divested by the Federal Communications Commission (FCC) and the United States Department of Justice (DOJ) in connection with their approvals of the acquisition of AT&T Wireless, and to integrate the AT&T Wireless businesses with those of Cingular. These plans affect many areas of the combined company, including sales and marketing, network, information technology, customer care, supply chain and finance. In the third quarter of 2004, Cingular incurred $43 of integration planning costs. Cingular expects to incur significant costs over the next several years associated with exiting activities of AT&T Wireless and integrating the businesses. Management's development of these plans are still in process. The impact of these plans, assuming they were in place at the acquisition date of AT&T Wireless, could increase or decrease the amount of goodwill and intangible assets recognized by Cingular in accordance with Emerging Issues Task Force No. 95-3,
"Recognition of Liabilities in Connection with a Purchase Business Combination." The unaudited pro forma combined consolidated financial statements exclude any benefits that may result from synergies that may be derived or the elimination of duplicative efforts.

The unaudited pro forma combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Cingular's Annual Report on Form 10-K for its fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for its quarter ended September 30, 2004 and AT&T Wireless' Annual Report on Form 10-K for its fiscal year ended December 31, 2003 and Quarterly Report on Form 10-Q for its quarter ended June 30, 2004. The unaudited pro forma combined consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of Cingular that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of Cingular.

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1.       BASIS OF PRO FORMA PRESENTATION

On October 26, 2004, Cingular Wireless Corporation (CWC) acquired AT&T Wireless for an aggregate consideration of $41,264 in cash. Under the terms of the Agreement and Plan of Merger (Merger Agreement) dated February 17, 2004, each common shareholder of AT&T Wireless received $15 (whole dollars) in cash per common share and the AT&T Wireless preferred shareholders received the then applicable liquidation preference of their preferred shares. SBC Communications Inc. (SBC) and BellSouth Corporation (BellSouth), Cingular's members, provided equity financing to fund a significant portion of the merger consideration paid to AT&T Wireless shareholders. The remaining merger consideration paid to shareholders of AT&T Wireless was funded from AT&T Wireless' cash on hand at the date of closing. Proportionate equity ownership and management control of Cingular remains unchanged after the acquisition. Following the acquisition, CWC sold to Cingular all of its interest in AT&T Wireless. Accordingly, AT&T Wireless is now a direct wholly-owned subsidiary of Cingular. The acquisition of AT&T Wireless is being accounted for as a purchase in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations (SFAS
141).

Under the purchase method of accounting, the total purchase price as shown in the table below is allocated to AT&T Wireless' net tangible and intangible assets based on their fair values as of the date of the completion of the merger. Based on the preliminary independent valuation, and subject to the final valuation, the impact of ongoing integration activities and AT&T Wireless' net tangible and intangible assets that existed as of the date of acquisition, the purchase price is preliminarily allocated at September 30, 2004 as follows:


     Property, plant and equipment                              $10,985
     Amortizable intangible assets                                5,321
     Licenses                                                    15,366
     Goodwill                                                    20,405
     Long term debt                                             (12,152)
     Net deferred tax liability                                  (4,416)
     Net working capital, excluding cash and debt                  (773)
     Other, net                                                   2,070
                                                                -------
     Total preliminary estimated purchase price allocation       36,806
     Plus: Cash on hand to fund purchase of shares                4,458
                                                                -------
     Total purchase price                                       $41,264
                                                                =======

Of the total purchase price, a preliminary estimate of approximately $10,985 has been allocated to property, plant and equipment and approximately $5,321 has been allocated to amortizable intangible assets acquired. The depreciation and amortization effect of the fair value adjustment to property, plant, and equipment and the amortization related to the amortizable intangible assets are reflected as adjustments to the unaudited pro forma combined consolidated statements of income.

The majority of amounts allocated to amortizable intangible assets pertains to customer relationship intangibles, which primarily represent underlying customer relationships with AT&T Wireless' postpaid subscriber base, as well as contractual customer services relationships with large business customers. Cingular expects to amortize the fair value of these customer relationship assets on an accelerated basis over an average estimated life of five years. Annual amortization expense over the five year period is estimated at approximately $1,800 in Year 1, $1,400 in Year 2, $1,000 in Year 3, $600 in
Year 4 and $200 in Year 5. Other amortizable assets of approximately $300 consist primarily of rights to the AT&T Wireless trade and product names, and fair value adjustments related to AT&T Wireless' lease portfolio.

Approximately $15,366 has been allocated to licenses. Goodwill of $20,405 represents the excess of the purchase price of the acquired business over the fair value of the underlying identifiable net tangible and intangible assets at the acquisition date.

Fair value adjustments of approximately $2,000 have been made to the carrying value of the long term debt that was assumed in Cingular's acquisition of AT&T Wireless. These adjustments will be amortized as a reduction to interest expense over the term of each debt issue to reflect an effective interest rate that is indicative of market conditions at the time of the acquisition.

In accordance with the SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill and intangible assets with indefinite lives resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that management determines that the value of goodwill or intangible assets with indefinite lives has become impaired, Cingular will record an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.  PRO FORMA ADJUSTMENTS

Pro forma adjustments are necessary to reflect the purchase price, to adjust amounts related to AT&T Wireless' net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets, conforming accounting adjustments, the impacts of other acquisitions and dispositions related to the acquisition of AT&T Wireless and the income tax effect related to the pro forma adjustments.

Intercompany balances and transactions between Cingular and AT&T Wireless, largely related to roaming activity, have been eliminated. Certain reclassifications have been made to conform AT&T Wireless' historical amounts to Cingular's presentation.


             UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2004

                                                                           AT&T            Purchase
                                                        Cingular         Wireless         Accounting           Acquisitions
                                                        --------         --------         ----------           ------------
                                                          (a)              (a)                                     (o)
Current Assets:
     Cash and cash equivalents                            $ 88            $ 4,458         $ (4,458)   (b)        $ (175)
     Accounts receivable -- net of allowance
       for doubtful accounts                             1,611              1,968               --                   27
     Due from affiliates, net                               21                  1               --                   --
     Inventories                                           274                200               --                    6
     Prepaid expenses and other current assets             285                675              (68)   (c)             2
                                                      --------           --------         --------              -------
Total current assets                                     2,279              7,302           (4,526)                (140)
                                                      --------           --------         --------              -------
Property, plant and equipment, net                      11,084             16,098           (5,113)   (d)           224
FCC licenses, net                                        9,197             14,501              865    (e)           311
Goodwill                                                   849              7,444           13,037    (f)           583
Other intangible assets, net                                69                236            5,085    (g)            72
Investments in and advances to equity affiliates         2,264              1,202            1,204    (h)            --
Other assets                                               265                204              152    (i)            --
                                                      --------           --------         --------              -------
Total assets                                          $ 26,007           $ 46,987         $ 10,704              $ 1,050
                                                      ========           ========         ========              =======
Current liabilities:
     Debt maturing within one year                          17                259                6    (j)            --
     Accounts payable                                      615                922               --                   16
     Advanced billing and customer deposits                612                 97               --                   --
     Accrued liabilities                                 1,606              1,704              543    (k)            --
                                                      --------           --------         --------              -------
Total current liabilities                                2,850              2,982              549                   16
                                                      --------           --------         --------              -------

Long-term debt:
     Debt due to affiliates                              9,678                 --               --                   --
     Other long-term debt                                2,974             10,218            1,669    (l)            --
                                                      --------           --------         --------              -------
Total long-term debt                                    12,652             10,218            1,669                   --
                                                      --------           --------         --------              -------
Deferred income tax liability                              186              4,775               --                   --
Other noncurrent liabilities                               490                327              328    (m)            --
                                                      --------           --------         --------              -------
Total liabilities                                       16,178             18,302            2,546                   16
                                                      --------           --------         --------              -------
Minority interests in consolidated entities                631                 37               --                   --
                                                      --------           --------         --------              -------
Members' capital:
     Members' capital                                    9,377             28,625            8,181    (n)         1,034
     Receivable for properties to be contributed          (178)                --               --                   --
     Accumulated other comprehensive loss                   (1)                23              (23)   (n)            --
                                                      --------           --------         --------              -------
Total members' capital                                   9,198             28,648            8,158                1,034
                                                      --------           --------         --------              -------
Total liabilities and members' capital                $ 26,007           $ 46,987         $ 10,704              $ 1,050
                                                      ========           ========         ========              =======
                                                                                                   Income          Pro Forma
                                                        Dispositions        Intercompany           Taxes        Consolidated
                                                        ------------        ------------           ------       ------------
                                                            (p)                                     (s)
Current Assets:
     Cash and cash equivalents                           $ 3,068               $  --               $  --             $ 2,981
     Accounts receivable--  net of allowance
       for doubtful accounts                                 (48)                (66)  (q)            --               3,492
     Due from affiliates, net                                 --                  --                  --                  22
     Inventories                                              (3)                 --                  --                 477
     Prepaid expenses and other current assets                (1)                 --                (283)                610
                                                         -------               -----             -------             -------
Total current assets                                       3,016                 (66)               (283)              7,582
                                                         -------               -----             -------             -------
Property, plant and equipment, net                          (574)                 31   (r)            --              21,750
FCC licenses, net                                           (570)                  6   (r)            --              24,310
Goodwill                                                    (607)                 --   (r)           (76)             21,230
Other intangible assets, net                                (148)                 --                  --               5,314
Investments in and advances to equity affiliates          (2,427)                (37)  (r)            --               2,206
Other assets                                                  (2)                 --                  --                 619
                                                         -------               -----             -------             -------
Total assets                                             $(1,312)              $ (66)            $  (359)            $83,011
                                                         =======               =====             =======             =======
Current liabilities:
     Debt maturing within one year                            --                  --                  --                 282
     Accounts payable                                         (2)                (66)  (q)            --               1,485
     Advanced billing and customer deposits                   --                  --                  --                 709
     Accrued liabilities                                      --                  --                  --               3,853
                                                         -------               -----             -------             -------
Total current liabilities                                     (2)                (66)                 --               6,329
                                                         -------               -----             -------             -------
Long-term debt:
     Debt due to affiliates                                   --                  --                  --               9,678
     Other long-term debt                                     --                  --                  --              14,861
                                                         -------               -----             -------             -------
Total long-term debt                                          --                  --                  --              24,539
                                                         -------               -----             -------             -------
Deferred income tax liability                                 --                  --                (359)              4,602
Other noncurrent liabilities                                (194)                 --                  --                 951
                                                         -------               -----             -------             -------
Total liabilities                                           (196)                (66)               (359)             36,421
                                                         -------               -----             -------             -------
Minority interests in consolidated entities                   --                  --                  --                 668
                                                         -------               -----             -------             -------
Members' capital:
     Members' capital                                     (1,116)                 --                  --              46,101
     Receivable for properties to be contributed              --                  --                  --                (178)
     Accumulated other comprehensive loss                     --                  --                  --                  (1)
                                                         -------               -----             -------             -------
Total members' capital                                    (1,116)                 --                  --              45,922
                                                         -------               -----             -------             -------
Total liabilities and members' capital                   $(1,312)             $ (66)             $  (359)            $83,011
                                                         =======               =====             =======             =======

         See accompanying notes to unaudited pro forma combined consolidated balance sheet.

                             CINGULAR WIRELESS LLC

        NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

a) These columns reflect the historical balance sheets of the respective companies. Certain reclassifications have been made to the historical financial statements of AT&T Wireless to conform to the presentation used by Cingular.

b) Adjustment to reduce the existing AT&T Wireless cash on hand and reflect it as part of the total merger consideration paid.
         See also Note "n" below.

c) Adjustment to remove the existing AT&T Wireless current portion of deferred acquisition costs associated with Securities and Exchange Commission (SEC) Staff Accounting Bulletin Number 101 (SAB 101), Revenue Recognition in Financial Statements, in accordance with Emerging Issues Task Force No. 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."

d) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' property, plant and equipment. Preliminary estimate does not include the potential changes related to integration of the Cingular and AT&T Wireless networks and other assets.

e) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' licenses.

f) Adjustment to record the difference between the preliminary estimate of goodwill resulting from the valuation of AT&T Wireless' assets and liabilities and other purchase accounting adjustments and the existing historical AT&T Wireless' goodwill.

g) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' other intangibles, including customer relationships, rights to the AT&T Wireless trade name, product names and other intangibles.

h) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' equity investments. No pro forma adjustment has been made related to AT&T Wireless' sale of its interests in Rogers Wireless Communications, Inc. on October 13, 2004 for approximately $1,360 in cash.

i) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' other non-current assets. The primary components of the adjustment include an increase to reflect current market conditions of existing AT&T Wireless leasing arrangements and decreases to remove deferred financing costs and the existing non-current portion of deferred acquisition costs associated with SAB 101. See also
         Note "c" above.

j) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' current portion of long-term debt. See Note "l" below for further discussion of the AT&T Wireless debt adjustment.

k) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' accrued liabilities. The primary components of the adjustment include an increase for one-time merger-related compensation and other fee accruals and decreases to remove the existing current portion of deferred activation fee revenues associated with SAB 101 (see also Note "c" above) and the removal and/or fair value adjustment to other AT&T Wireless accrued liabilities.

l) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' long-term debt. The adjustment to both current and long-term debt reflects a $2,000 increase to the recorded book value of the existing
         AT&T Wireless debt, offset by purchase accounting adjustments to remove existing debt premium/discounts, mandatorily redeemable preferred stock and the balance of a fair value adjustment related to a debt hedging instrument recorded prior to the implementation of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, that was being amortized against interest expense.

m) Adjustment to record the difference between the preliminary estimate of the fair value and the historical amount of AT&T Wireless' other non-current liabilities. The primary components include increases to reflect current market conditions of existing AT&T Wireless leasing arrangements, fair value adjustments to existing AT&T Wireless exclusivity agreements and a fair value adjustment to the put option related to Alaska Native Wireless, LLC, an existing AT&T Wireless consolidated variable interest entity. The total adjustment also includes purchase accounting adjustments to remove the existing non-current portion of deferred activation fee revenues associated with SAB 101 (see also Note "c" above) and the removal of certain existing deferred rent liabilities.

n) Adjustments to the AT&T Wireless total equity to reflect the net increase related to the total merger consideration paid of $41,264 and the use of existing cash on hand. See also Note "b" above.

o) In July 2004, AT&T Wireless and Triton PCS (Triton) signed a definitive agreement to terminate their stockholders' agreement, which would terminate a market exclusivity arrangement between the parties. In exchange for termination of the stockholders' agreement, AT&T Wireless agreed to surrender to Triton its equity interest in Triton. In September 2004, Cingular, AT&T Wireless and Triton signed a definitive agreement providing for the acquisition by Cingular of Triton's wireless properties in Virginia in exchange for AT&T Wireless' properties in North Carolina and Puerto Rico.

         The underlying assets and liabilities and purchase accounting adjustments associated with Cingular's acquisition of the Triton Virginia operations, including the exchange of $175 of cash, are reflected in the "Acquisitions" column of the pro forma financials.

p) The "Dispositions" adjustments reflect the aggregate of the following items:

         In May 2004, Cingular and T-Mobile USA, Inc. (T-Mobile) entered into an agreement, subject to regulatory and other customary closing conditions, to dissolve GSM Facilities, LLC (GSMF) and distribute the related network assets. Under the terms of the agreement, Cingular will sell its ownership of the California/Nevada network assets to T-Mobile for approximately $2,500 in cash, which must be used to fund capital expenditures for the six month period ending in June 2005 to receive favorable tax treatment. The ownership of the New York City network assets will return to T-Mobile. The spectrum exchange is expected to close no later than the first quarter of 2005. In connection with the dissolution of the venture, Cingular and T-Mobile will exchange spectrum at a future date; this transaction has not been reflected in these pro forma financial statements. Adjustments reflect the sale of the California/Nevada network based upon the carrying amount of Cingular's investment in GSMF as of September 30, 2004.

         The assets and liabilities associated with Cingular's existing North Carolina and Puerto Rico businesses acquired from AT&T Wireless, and the exchange of AT&T Wireless' equity interest in Triton for release from the previously existing market exclusivity arrangement, are reflected as "Dispositions." See Note "o" above for additional information regarding the Triton transaction. Amounts reflect the estimated purchase accounting impacts to the underlying assets and liabilities of these operations.

         Adjustments also incorporate the removal of the assets and liabilities of certain interests in a number of operating businesses and licenses required to be divested by the DOJ and the FCC as a condition to Cingular's acquisition of AT&T Wireless. Some amounts are based upon preliminary estimates of fair values and are subject to change. On November 26, 2004, Cingular announced an agreement to sell certain of these assets and interests.

q) Adjustments reflect the elimination of intercompany roaming activity between Cingular, AT&T Wireless and the Triton properties to be acquired.

r) Adjustments to convert equity accounting impacts of Cingular's and AT&T Wireless' investments in a jointly-controlled and equally-owned venture formed in January 2002 to presentation as a consolidated entity in the financial statements.

s) Adjustments reflect the incremental deferred taxes required under SFAS No. 109, Accounting for Income Taxes, for the difference between the revised book value, i.e., fair value, of AT&T Wireless assets other than goodwill and liabilities recorded under purchase accounting and the carryover tax basis of those assets and liabilities. Subsequent to the acquisition, the majority of the net assets and operations of AT&T Wireless and Cingular were contributed to a new limited liability entity, with earnings from that entity flowing to the owners in accordance with their respective ownership interests. The transaction structure retains the tax-paying status of AT&T Wireless as a 45% owner of this new limited liability entity. Cingular owns the remaining 55% of this new limited liability entity. Both the new limited liability entity and Cingular are partnerships for income tax purposes wherein income tax items generally flow through to Cingular's members and are taxed at the member level pursuant to federal and state income tax laws.

          UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2003


                                                                                                                          Pro
                                                                                                                         Forma
                                               AT&T     Purchase    Acqui-   Dispo-    Inter-                            Consoli-
                                 Cingular    Wireless  Accounting  sitions   sitions   company       Other      Taxes     dated
                                 --------    --------  ----------  -------   -------   -------      ------      ------   ---------
                                    (a)        (a)        (b)       (c)       (d)
OPERATING REVENUES
  Service revenues                $14,223     $15,659    $    4     $ 271    $ (588)   $ (638)(e)   $  (51)(g)  $  --    $ 28,886
                                                                                            6 (f)
  Equipment sales                   1,260       1,036        --        93       (37)       --           --         --       2,352
                                  -------     -------    ------     -----    ------    ------       ------      -----    --------
   Total operating revenues        15,483      16,695         4       364      (625)     (632)         (51)        --      31,238

OPERATING EXPENSES
  Cost of service                   3,652       4,749        --       101        52      (638)(e)     (553)(h)     --       7,395
                                                                                            6 (f)       26 (g)
  Cost of equipment sales           2,031       2,054        --        41       (63)       --           --         --       4,063
  Selling, general, and admin.      5,422       5,415        (4)       99      (205)       --          553 (h)     20(l)   11,300
  Depreciation and amortization     2,089       3,264       827        71      (130)        3 (f)       --         --       6,124
                                  -------     -------    ------     -----    ------    ------       ------      -----    --------
   Total operating expenses        13,194      15,482       823       312      (346)     (629)          26         20      28,882
                                  -------     -------    ------     -----    ------    ------       ------      -----    --------
OPERATING INCOME                    2,289       1,213      (819)       52      (279)       (3)         (77)       (20)      2,356
OTHER INCOME (EXPENSES)
  Interest expense                   (856)       (789)      215        --        --        --           26 (i)     --      (1,404)
  Minority interest                  (101)         --        --        --        --        --           (8)(j)     --        (109)
  Equity in net loss of affil.       (323)         98        --        --       325         3 (f)      119 (k)     --         222
  Other, net                           41          32        --        --        --        --            8 (j)     --          81
                                  -------     -------    ------     -----    ------    ------       ------      -----    --------
   Total other income
      (expense)                    (1,239)       (659)      215        --       325         3          145         --      (1,210)
                                  -------     -------    ------     -----    ------    ------       ------      -----    --------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                      1,050         554      (604)       52        46        --           68        (20)      1,146
Provision for income taxes             28         112        --        --        --        --          119 (k)     43(m)      302
                                  -------     -------    ------     -----    ------    ------       ------      -----    --------
  NET INCOME                      $ 1,022     $   442    $ (604)    $  52    $   46    $   --       $  (51)     $ (63)   $    844
                                  =======     =======    ======     =====    ======    ======       ======      =====    ========

                  See accompanying notes to unaudited pro forma combined consolidated statements of income.

          UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004


                                                     AT&T      Purchase                                  Inter-
                                      Cingular     Wireless   Accounting  Acquisitions      Dispositions  company
                                      --------     --------   ----------  -----------      ------------  --------
                                         (a)         (a)          (b)          (c)               (d)
OPERATING REVENUES
     Service revenues                   $11,197    $ 11,430      $   3        $ 203            $ (477)   $ (469)(e)
                                                                                                         $    9 (f)
     Equipment sales                      1,157       1,077         --           75               (35)       --
                                        -------    --------      -----        -----            ------    ------
        Total operating revenues         12,354      12,507          3          278              (512)     (460)
OPERATING EXPENSES
     Cost of service                      2,937       3,353         --           78                16      (469)(e)
                                                                                                             11 (f)
     Cost of equipment sales              1,627       1,751         --           35               (53)       --
     Selling, general, and admin.         4,401       4,164         (3)          74              (167)       --
     Depreciation and amortization        1,689       2,649        200           49               (91)        3 (f)
                                        -------    --------      -----        -----            ------    ------
        Total operating expenses         10,654      11,917        197          236              (295)     (455)
                                        -------    --------      -----        -----            ------    ------
OPERATING INCOME                          1,700         590       (194)          42              (217)       (5)
OTHER INCOME (EXPENSES)
     Interest expense                      (597)       (580)       122           --                --        --
     Minority interest                      (88)         --         --           --                --        --
     Equity in net loss of affil.          (293)         86         --           --               293         5 (f)
     Other, net                               5          39         --           --                --        --
                                        -------    --------      -----        -----            ------    ------
        Total other income
         (expense)                         (973)       (455)       122           --               293         5
                                        -------    --------      -----        -----            ------    ------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                              727         135        (72)          42                76        --
Provision for income taxes                    4          15         --           --                --        --
                                        -------    --------      -----        -----            ------    ------
     NET INCOME                         $   723    $    120      $ (72)       $  42            $   76    $   --
                                        =======    ========      =====        =====            ======    ======



                                                                     Pro
                                                                    Forma
                                                                   Consoli-
                                          Other         Taxes       dated
                                          -----       --------    ----------
OPERATING REVENUES
     Service revenues                     $ (42) (g)   $   --      $ 21,854

     Equipment sales                         --            --         2,274
                                          -----        ------      --------
        Total operating revenues            (42)           --        24,128
OPERATING EXPENSES
     Cost of service                       (336) (h)       --         5,606
                                             16  (g)
     Cost of equipment sales                 --            --         3,360
     Selling, general, and admin.           336  (h)       15 (l)     8,820
     Depreciation and amortization           --            --         4,499
                                          -----        ------      --------
        Total operating expenses             16            15        22,285
                                          -----        ------      --------
OPERATING INCOME                            (58)          (15)        1,843
OTHER INCOME (EXPENSES)
     Interest expense                        19  (i)       --        (1,036)
     Minority interest                       --  (j)       --           (88)
     Equity in net loss of affil.           (46) (k)       --            45
     Other, net                              --  (j)       --            44
                                          -----        ------      --------
        Total other income
         (expense)                          (27)           --        (1,035)
                                          -----        ------      --------
INCOME BEFORE PROVISION FOR
  INCOME TAXES                              (85)          (15)          808
Provision for income taxes                  (46) (k)      185 (m)       158
                                          -----        ------      --------
     NET INCOME                           $ (39)       $ (200)     $    650
                                          =====        ======      ========



         See accompanying notes to unaudited pro forma combined consolidated statements of income.

                             CINGULAR WIRELESS LLC

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

a) These columns reflect the historical statements of income of the respective companies.

b) Cingular's acquisition of AT&T Wireless was recorded under the purchase method of accounting, as required by SFAS 141.

         The income statement impacts of the purchase accounting adjustments are presented on an incremental basis to amounts reflected in AT&T Wireless' historical results and consist of the following:


                                                            (Increase)/Decrease to Income
                                                      ----------------------------------------
                                                         YEAR ENDED          NINE MONTHS ENDED
                                                      DECEMBER 31, 2003     SEPTEMBER 30, 2004
                                                      -----------------     ------------------

            Favorable / unfavorable lease terms on           (4)                   (3)
              colocations
            Favorable / unfavorable lease terms on           (4)                   (3)
              lease portfolio
            Amortization of customer relationship,        1,797                 1,010
              tower rights, and trade name
              and product name intangibles
            Adjustments to depreciation expense            (970)                 (810)
              associated with the valuation
              of AT&T Wireless' property,
              plant and equipment
            Amortization of debt fair value adjustment     (215)                 (122)

c) In July 2004, AT&T Wireless and Triton signed a definitive agreement to terminate their stockholders' agreement, which would terminate a market exclusivity arrangement between the parties. In exchange for termination of the stockholders' agreement, AT&T Wireless agreed to surrender to Triton its equity interest in Triton. In September 2004, Cingular, AT&T Wireless and Triton signed a definitive agreement providing for the acquisition by Cingular of Triton's wireless properties in Virginia in exchange for AT&T Wireless' properties in North Carolina and Puerto Rico. These adjustments reflect the operating results of the Triton Virginia properties, adjusted to include purchase accounting impacts.

d)       The "Dispositions" adjustments reflects the aggregate of the following:

         In May 2004, Cingular and T-Mobile entered into an agreement, subject to regulatory and other customary closing conditions, to dissolve GSMF and distribute the related network assets. Under the terms of the agreement, Cingular will sell its ownership of the California/Nevada network assets to T-Mobile for cash. The ownership of the New York City network assets will return to T-Mobile. The transaction is expected to close no later than the first quarter of 2005. In connection with the dissolution of the venture, Cingular and T-Mobile will exchange spectrum at a future date; this spectrum exchange has not been reflected in these pro forma financial statements. Adjustments reflect removal of historical equity income and network services expenses recorded under the GSMF joint venture and include expense that would have been recorded under the terms of the new wholesale agreement for network traffic on California/Nevada and New York City networks.

         The operating results and purchase accounting adjustments associated with Cingular's existing North Carolina and Puerto Rico businesses acquired from AT&T Wireless (see Note "c" above) have been removed.

         Adjustment also reflects the operating results and related purchase accounting impacts of certain interests in a number of operating businesses and licenses required to be divested by the DOJ and the FCC as a condition to Cingular's acquisition of AT&T Wireless. Some amounts are based upon preliminary estimates of fair values and are subject to change. On November 26, 2004, Cingular announced an agreement to sell certain of these assets and interests.

e) Adjustment reflects the elimination of intercompany roaming activity between Cingular, AT&T Wireless, and the Triton properties to be acquired.

f) Adjustments to convert equity accounting impacts of Cingular's and AT&T Wireless' investments in a jointly-controlled and equally-owned venture formed in January 2002 to presentation as a consolidated entity in the financial statements.

g) Adjustments reflect conforming accounting adjustments to reflect the change of AT&T Wireless related items to the respective Cingular accounting policy.

h) Adjustments reflect the reclassification of AT&T Wireless' bad debt expense from Cost of Services to Selling, General and Administrative; such presentation is consistent with Cingular's classification of bad debts expense in the income statement.

i) Adjustment reflects the reversal of the accretion on AT&T Wireless' Series C and E preferred stock. The Series E preferred stock was called in June 2004 and the Series C preferred stock was cancelled upon the acquisition of AT&T Wireless.

j) Adjustments reflect reclassification of AT&T Wireless' minority interest from "Other, net" to "Minority interest" in the income statement; such presentation is consistent with Cingular's classification of minority interest in its financial statements. The 2004 reclassification amount is insignificant.

k) Adjustment reflects the reclassification of United States federal and state income tax expense associated with income/loss from AT&T Wireless' investment in equity affiliates to conform to the presentation currently used by Cingular.

l) Adjustment reflects incremental franchise tax as assessed on the recorded assets of AT&T Wireless after applying purchase accounting impacts.

m) Adjustments reflect the incremental income taxes that would have been recorded for pro forma results of operations under the transaction structure adopted for Cingular's acquisition of AT&T Wireless, including the impact of the pro forma adjustments described in Notes "b" through "l." Adjustment to income tax expense reflects the new combined company legal entity structure. In this new structure the majority of the operations are in partnership form. Income tax expense is a result of a corporate partner in the structure. See Note "s" in Notes to Unaudited Pro Forma Combined Consolidated Balance Sheet for additional information.